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                                                                    Exhibit 10.6

                                 AMERISAFE, INC.

                           2005 EQUITY INCENTIVE PLAN

      1. PURPOSE. The purpose of the 2005 Equity Incentive Plan is to attract and retain officers and other key employees for the Company and its Subsidiaries and to provide to such persons appropriate incentives and rewards for superior performance.

      2. DEFINITIONS. As used in this Plan,

            (a) "Award" means any award of Option Rights, Restricted Stock or Restricted Stock Units granted under the Plan.

            (b) "Award Agreement" means a written agreement setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Award Agreement," a "Restricted Stock Award Agreement" or a "Restricted Stock Unit Award Agreement."

            (c) "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

            (d) "Change in Control" has the meaning provided in Section 9 of this Plan.

            (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (f) "Common Shares" means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in
Section 8 of this Plan.

            (g) "Company" means AMERISAFE, Inc., a Texas corporation.

            (h) "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

            (i) "Date of Grant" means the date specified by the Board on which an Award will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

            (j) "Director" means a member of the Board of Directors of the Company.

            (k) "Effective Date" means _______ __, 2005.

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            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

            (m) "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

            (n) "Incumbent Directors" means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company's shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

            (o) "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for, when so determined by the Board, Participants who have received grants of Option Rights, Restricted Stock or Restricted Stock Units. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

            1.    cash flow/net assets ratio;

            2.    return on total capital;

            3.    return on equity;

            4.    earnings per share growth;

            5.    revenue growth;

            6.    total return to shareholders;

            7.    loss ratio; and

            8.    premium volume.

            If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

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            (p) "Market Value per Share" means, as of any particular date, (i)
the closing sale price per Common Share on that date (or if there are no sales on that date, on the next preceding trading date during which a sale occurred) as reported on the Nasdaq National Market System, or if the Common Shares are not then-traded on the Nasdaq National Market System, the principal exchange on which the Common Shares are then trading, or (ii) if clause (i) does not apply, the fair value of the Common Shares as determined by the Board.

            (q) "Optionee" means the optionee named in an Award Agreement evidencing an outstanding Option Right.

            (r) "Option Price" means the purchase price payable on exercise of an Option Right.

            (s) "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

            (t) "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant. The term "Participant" shall also include any person who provides services to the Company (other than in the capacity as a member of the Board) or a Subsidiary that are equivalent to those typically provided by an employee.

            (u) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

            (v) "Plan" means this 2005 Equity Incentive Plan.

            (w) "Restricted Stock" means Common Shares granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

            (x) "Restriction Period" means the period of time during which Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion), as provided in Section 6 of this Plan.

            (y) "Restricted Stock Unit" means an award made pursuant to Section 6 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

            (z) "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or other securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or other securities (as may be the case in a partnership, limited liability company, business trust or other legal entity), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, more than

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50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

            (aa) "Voting Securities" means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another legal entity.

      3. SHARES AVAILABLE UNDER THE PLAN.

            (a) Subject to adjustment as provided in Section 3(b) and Section 8 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, or (iii) as Restricted Stock Units, shall not exceed in the aggregate __________ Common Shares. Such shares may be authorized but unissued shares or treasury shares or a combination of the foregoing.

            (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to Awards that expire or are canceled or forfeited. Upon payment in cash of the benefit provided by any Award granted under this Plan, any shares that were covered by that Award shall again be available for issue or transfer hereunder.

            (c) Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary but subject to adjustment as provided in Section 8 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed ___________ Common Shares; (ii) no Participant will be granted Option Rights, Restricted Stock or Restricted Stock Units during the term of the Plan, in the aggregate, for more than ________ Common Shares during any calendar year; (iii) the number of shares issued as Restricted Stock and Restricted Stock Units (after taking into account any forfeitures, expirations, cancellations or transfers upon expiration of any withholding amount) will not during the term of the Plan in the aggregate exceed ____________ Common Shares.

      4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

            (a) Each grant will specify the number of Common Shares covered by such grant, subject to the limitations set forth in Section 3 of this Plan.

            (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

            (c) Each grant will specify the date or event (which may include the achievement of specified Management Objectives) when all or any portion of the Option Right is to become exercisable, and may provide for the earlier exercise of such Option Right in the event of a Change in Control. Notwithstanding the foregoing, no Option Right will be exercisable more than 10 years from the Date of Grant.

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            (d) Each grant will specify whether the Option Price will be payable
(i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months having a Market Value per Share at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

            (e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

            (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

            (g) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

            (h) Each grant of Option Rights shall be evidenced by an Award Agreement, which shall specify whether the Option Right is intended to be an Incentive Stock Option. Each Award Agreement shall be subject to the Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve, and, if the Board shall so provide, may require the satisfaction or achievement of certain Management Objectives as a condition to the exercise thereof.

      5. RESTRICTED STOCK. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

            (a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Plan or the applicable Award Agreement.

            (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

            (c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and set forth in an Award Agreement. Notwithstanding the foregoing, each such grant may provide for the earlier lapse of such substantial risk of forfeiture upon (i) the Participant achieving Management Objectives specified in such grant, or (ii) a Change in Control.

            (d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of

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Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

            (e) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

            (f) Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      6. RESTRICTED STOCK UNITS. The Board may also authorize the grant or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

            (a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

            (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

            (c) Each such grant or sale will be subject to a Restriction Period as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period upon (i) the Participant achieving Management Objectives specified in such grant or (ii) a Change in Control.

            (d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Restricted Stock Units and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis.

            (e) Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

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      7. TRANSFERABILITY. Except as otherwise determined by the Board, no Award shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

      8. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights and Restricted Stock Units granted hereunder and in the kind of securities covered thereby as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

      9. CHANGE IN CONTROL. For purposes of this Plan, except as may be otherwise defined in an individual Participant's Award Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

            (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 9(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or a Subsidiary of Voting Securities, (B) any acquisition of Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (C) any acquisition of Voting Securities by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 9(c) below;

            (b) a majority of the Board ceases to be comprised of Incumbent Directors;

            (c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction (each, a "Business Combination"), unless, in each case, immediately following the Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or

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substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from the Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination; provided, however, that no Person will be treated for purposes of this Section 9(c) as beneficially owning 35% or more of the Voting Securities of the entity resulting from the Business Combination solely as a result of the Voting Securities held in the Company prior to consummation of the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for the Business Combination; or

            (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 9(c) hereof.

      Notwithstanding anything to the contrary contained in this Section 9, a Person who holds 35% or more of the Voting Securities of the Company on the Effective Date will not be deemed to have acquired 35% or more of the Voting Securities of the Company for purposes of Section 9(a) of this Plan (and as a result, such circumstance shall not constitute a Change in Control) unless after the Effective Date such person acquires, in one or more transactions, additional Voting Securities of the Company representing 1% or more of the then outstanding Voting Securities of the Company it being understood that an increase in the percentage of Voting Securities held by a Person as a result of the Company's repurchase of Voting Securities of the Company is not an acquisition of Voting Securities by such Person.

      10. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

      11. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Board for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

      12. ADMINISTRATION OF THE PLAN.

            (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

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            (b) The interpretation and construction by the Board of any provision of this Plan or of any Award Agreement and any determination by the Board pursuant to any provision of this Plan or of any such Award Agreement will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

      13. AMENDMENTS AND OTHER MATTERS

            (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment (i) which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq National Market System or, if the Common Shares are not traded on the Nasdaq National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted, or (ii) which would increase the benefits accruing to Participants, increase the aggregate number of Common Shares that may be issued under the Plan or materially modify the eligibility requirements for participating in the Plan, will not be effective unless and until the shareholders of the Company have approved such amendment.

            (b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 13(b) is intended to prohibit the repricing of "underwater" Option Rights and will not be construed to prohibit the adjustments provided for in Section 8 of this Plan.

            (c) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

            (d) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, the Board may, in its sole discretion, accelerate the time at which such Option Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or may waive any other limitation or requirement under any such Award.

            (e) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

            (f) The Board may amend the terms of any Award granted under this Plan prospectively or retroactively but, subject to Section 8, no such amendment shall impair the rights of any holder without his or her consent.

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      14. GOVERNING LAW. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Texas.

      15. TERMINATION. This plan will expire on the tenth anniversary of the Effective Date (the "Expiration Date"). No grant will be made under this Plan after the Expiration Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

      16. GENERAL PROVISIONS.

            (a) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

            (b) Absence on leave approved by an officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

            (c) No Participant shall have any rights as a shareholder with respect to any Common Shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

            (d) All notices under this Plan will be in writing, and if to the Company, will be delivered to the Secretary of the Company or mailed to its principal executive office, addressed to the attention of the Secretary; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company or Subsidiary. Such address may be changed at any time by written notice to the other party.

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